SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) May 30, 2003 (May 28, 2003)


                             RITE AID CORPORATION
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            (Exact name of registrant as specified in its charter)


  Delaware                          1-5742                    23-1614034
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(State or Other Jurisdiction       (Commission              (IRS Employer
  of Incorporation)                File Number)             Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                          17011
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code         (717) 761-2633
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                                     None
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

On May 28, 2003, Rite Aid Corporation issued a press release announcing that it has completed a new $1.85 billion senior secured credit facility. The facility consists of a $1.15 billion term loan and a $700 million revolving credit facility that will mature in April 2008.

The proceeds of the new facility will be used to repay the company's existing $968.6 million senior secured credit facility due March 2005 and its $107 million synthetic lease due March 2005 and to replace the company's existing $407.5 million revolving credit facility. The new $700 million revolving credit facility, which was not drawn down at closing other than to support letters of credit, is $150 million less than previously announced as a result of the company's recently completed $150 million offering of 9.25% Senior Notes due 2013.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

10.1 Credit Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003 among Rite Aid Corporation, The Lenders named therein, Citicorp North America, Inc., as Administrative Agent and Collateral Processing Co-Agent, JPMorgan Chase Bank, as Syndication Agent and Collateral Processing Co-Agent, Fleet Retail Finance Inc., as Co-Documentation Agent and Collateral Agent, CIT Group/Business Credit, Inc., as Co-Documentation Agent, and General Electric Capital Corporation, as Co-Documentation Agent.

10.2 Amended and Restated Collateral Trust and Intercreditor Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, among Rite Aid Corporation, each Subsidiary of Rite Aid named therein or which becomes a party hereto, Wilmington Trust Company, as collateral trustee for the holders from time to time of the Second Priority Debt Obligations, Citicorp North America, Inc., as senior collateral processing co-agent, JPMorgan Chase Bank, as senior collateral processing co-agent for the Senior Secured Parties under the Senior Loan Documents, U.S. Bank and Trust, as trustee under the 12.5%
Note Indenture, BNY Midwest Trust Company, as trustee under the 9.5% Note Indenture and as trustee under the 8.125% Note Indenture, and each other Second Priority Representative which becomes a party hereto.

10.3 Senior Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors and any other Person that becomes a Subsidiary Guarantor pursuant to the Senior Credit Agreement, in favor of Citicorp North America, Inc., a Delaware corporation, as senior collateral processing co-agent, and JPMorgan Chase Bank, as senior collateral processing co-agent.

10.4 Senior Subsidiary Guarantee Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, among each of the subsidiaries named therein of Rite Aid Corporation, Citicorp North America, Inc., as senior collateral processing co-agent and JPMorgan Chase Bank, as senior collateral processing co-agent.

99.1   Registrant's Press Release, dated May 28, 2003.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RITE AID CORPORATION


Dated:   May 29, 2003                   By: /s/ Robert B. Sari
                                            -----------------------
                                        Name:  Robert B. Sari
                                        Title: Senior Vice President,
                                               General Counsel and Secretary

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                                 EXHIBIT INDEX


Exhibit No.    Description

10.1 Credit Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003 among Rite Aid Corporation, The Lenders named therein, Citicorp North America, Inc., as Administrative Agent and Collateral Processing Co-Agent, JPMorgan Chase Bank, as Syndication Agent and Collateral Processing Co-Agent, Fleet Retail Finance Inc., as Co-Documentation Agent and Collateral Agent, CIT Group/Business Credit, Inc., as Co-Documentation Agent, and General Electric Capital Corporation, as Co-Documentation Agent.

10.2 Amended and Restated Collateral Trust and Intercreditor Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, among Rite Aid Corporation, each Subsidiary of Rite Aid named therein or which becomes a party hereto, Wilmington Trust Company, as collateral trustee for the holders from time to time of the Second Priority Debt Obligations, Citicorp North America, Inc., as senior collateral processing co-agent, JPMorgan Chase Bank, as senior collateral processing co-agent for the Senior Secured Parties under the Senior Loan Documents, U.S. Bank and Trust, as trustee under the 12.5% Note Indenture, BNY Midwest Trust Company, as trustee under the 9.5%
               Note Indenture and as trustee under the 8.125% Note Indenture, and each other Second Priority Representative which becomes a party hereto.

10.3 Senior Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors and any other Person that becomes a Subsidiary Guarantor pursuant to the Senior Credit Agreement, in favor of Citicorp North America, Inc., a Delaware corporation, as senior collateral processing co-agent, and JPMorgan Chase Bank, as senior collateral processing co-agent.

10.4 Senior Subsidiary Guarantee Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, among each of the subsidiaries named therein of Rite Aid Corporation, Citicorp North America, Inc., as senior collateral processing co-agent and JPMorgan Chase Bank, as senior collateral processing co-agent.

99.1           Registrant's Press Release dated May 28, 2003